UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2013

Associated Banc-Corp

(Exact name of registrant as specified in its charter)

Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code 920-491-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, the Board of Directors of Associated Banc-Corp (the “Company”) approved amendments to the Company’s Supplemental Executive Retirement Plan (the “Plan”). One such amendment reduces the time period required for participants’ benefits under the Plan to vest, from five years of service to immediate vesting. The Plan was also amended as it relates to the timing of Company contributions to the Company’s 401(K) Plan and Retirement Account Plan. The foregoing description of the amendments to the Plan is qualified in its entirety by reference to the Plan, as amended, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On January 22, 2013, the Board of Directors of the Company declared regular quarterly dividends on the Company’s outstanding common shares and outstanding 8.00% Perpetual Preferred Stock, Series B Depositary Shares. The news release containing this information is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Supplemental Executive Retirement Plan, updated as of January 2013

99.2	News Release dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: January 22, 2013	By:	/s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number

99.1	Supplemental Executive Retirement Plan, updated as of January 2013

99.2	News Release dated January 22, 2013